Exhibit 99.1

Entercom Communications Corp.

Reports First Quarter Results

(Bala Cynwyd, Pa. May 10, 2012) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended March 31, 2012.

First Quarter Highlights

•	Net revenues for the quarter decreased 3% to $80.0 million

•	Station expenses decreased 4% to $59.6 million

•	Station operating income decreased 1% to $20.4 million

•	Adjusted EBITDA was flat at $15.1 million

David J. Field, President and Chief Executive Officer stated: “Entercom’s first quarter adjusted EBITDA was flat versus the prior year as operating expenses declined 4%, offsetting the dilutive impact of our extensive 2011 station reformatting on Q1 revenue. We expect these reformatted brands to have a small positive impact on second quarter revenues, with further sequential progress during the second half of the year. Our brand launches and ongoing listener and advertiser related innovation have strengthened our competitive position and enhanced our future growth prospects.”

Additional Information

In April, the Company entered into a definitive agreement to acquire the leading urban station in the San Francisco market 102.9 KBLX-FM (“KBLX”) from Inner City Media Corporation and its subsidiaries for $25.0 million in cash. KBLX is now the fourth brand in the Company’s San Francisco cluster, joining its existing lineup of adult contemporary 96.5 KOIT-FM, sports talk The Game 95.7 KGMZ-FM and classic rock 98.5/102.1 KUFX-FM. Entercom began operating KBLX under a time brokerage agreement on May 1. The closing of the transaction is subject to certain customary closing conditions, including approval of the Federal Communications Commission which is expected later this year.

During the quarter, the Company reduced its outstanding net senior debt by $17.4 million. As of March 31, 2012, the Company had $11.1 million in cash and $592.3 million of senior debt. Net interest expense increased in the first quarter by $8.1 million as a result of the Company’s recent refinancing of its prior credit facility which had very favorable borrowing costs.

Exhibit 99.1 - Page 1

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on May 10, 2012 at 10:00 AM Eastern Time. Investors will have the opportunity to submit questions to the Company regarding the first quarter earnings release by emailing their inquiries to questions@Entercom.com. Questions should be sent at least 10 minutes prior to the call. The Company will only discuss inquiries made by email prior to the conference call. The public may access the conference call by dialing 888-889-0278 (passcode: Entercom). A replay of the conference call will be available and can be accessed either by dialing 888-566-0705 or by visiting the Company’s website: www.entercom.com. Additional information and reconciliation of same station results are available on the Company’s website at www.entercom.com.

Entercom Communications Corp. (NYSE: ETM), led by President and CEO David J. Field, is one of the five largest radio broadcasting companies in the United States, with a nationwide portfolio of 111 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City.

Known for developing unique and highly successful, locally-programmed stations, Entercom is home to some of radio’s most distinguished brands and compelling personalities. The company is also the radio broadcast partner of the Boston Red Sox, Boston Celtics, Buffalo Bills, Buffalo Sabres, Kansas City Royals, Memphis Grizzlies, New Orleans Saints, Oakland Athletics and San Jose Sharks.

Entercom focuses on creating effective integrated marketing solutions for its customers that incorporate the company’s audio, digital and experiential assets. Additionally, the company has a long-standing commitment to responsible corporate citizenship and environmental stewardship. Entercom stations play a vital, hands-on role in improving their communities, providing over $100 million in annual support for local charitable organizations.

The company’s radio stations have received numerous awards, including multiple Edward R. Murrow Awards for excellence in broadcast journalism and National Association of Broadcasters (NAB) Marconi Awards for excellence in radio broadcasting.

For more information, please visit www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Exhibit 99.1 - Page 2

Station operating income consists of operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs; and gain or loss on sale or disposition of assets.

Adjusted EBITDA consists of net income (loss), adjusted to exclude: income taxes (benefit); total other expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); impairment loss; merger and acquisition costs; and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income (loss): (i) plus depreciation and amortization, net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss; merger and acquisition costs; and (ii) less net interest expense (excluding amortization of deferred financing costs), taxes paid and capital expenditures.

Adjusted net income consists of net income (loss) adjusted to exclude: (i) income taxes (benefit) as reported; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 42% without discrete items of tax.

Adjusted net income per share includes any dilutive equivalent shares when not anti-dilutive.

Same station is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period (excluding non-cash compensation expense).

Non-GAAP Financial Measures

It is important to note that station operating income, station expense, corporate expense, same station net revenues, same station expenses, same station operating income, adjusted EBITDA, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Exhibit 99.1 - Page 3

Certain adjusted non-GAAP financial measures are presented in this release (e.g., adjusted net income and adjusted net income per share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss and gain/loss on early extinguishment of debt. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President-Operations and Chief Financial Officer

610-660-5647

Exhibit 99.1 - Page 4

First Quarter 2012

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
STATEMENTS OF OPERATIONS
Net Revenues	$79,966	$82,514

Station Expenses	59,567	61,815
Station Expense - Non-Cash Compensation	106	105
Corporate Expenses	5,337	5,586
Corporate Expenses - Non-Cash Compensation	1,291	3,035
Depreciation And Amortization	2,759	2,892
Merger And Acquisition Costs	—	1,542
Net Time Brokerage Agreement Fees	—	244
Net Loss On Sale Or Disposition of Assets	16	20

Total Operating Expenses	69,076	75,239

Operating Income	10,890	7,275

Other Expense (Income) Items:
Net Interest Expense	14,073	5,972
Net Gain On Derivative Instruments	(788)	—
Other Income	(13)	—

Total Other Expense	13,272	5,972

Income Before Income Taxes (Benefit)	(2,382)	1,303
Income Taxes (Benefit))	(1,333)	282

Net Income	$(1,049)	$1,021

Net Income Per Share - Basic	$(0.03)	$0.03

Net Income Per Share - Diluted	$(0.03)	$0.03

Weighted Common Shares Outstanding - Basic	36,483	36,053

Weighted Common Shares Outstanding - Diluted	36,483	37,865

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Capital Expenditures	$881	$869

Income Taxes Paid	$99	$82

Cash Interest	$7,026	$4,818

	March 31,
	2012	2011
SELECTED BALANCE SHEET DATA
Cash And Cash Equivalents	$11,061	$1,330
Total Assets	912,514	896,524
Current Debt	16,886	203,026
Senior Debt (including Current Debt)	592,276	638,155
Senior Notes	217,162	—
Total Shareholders’ Equity	251,254	175,139

Exhibit 99.1 - Page 5

OTHER FINANCIAL DATA

	Three Months Ended March 31,
	2012	2011
Reconciliation Of GAAP Station Operating Expenses To Station Expenses
Station Operating Expenses	$59,673	$61,920
Station Expenses - Non-Cash Compensation	(106)	(105)

Station Expenses	$59,567	$61,815

Reconciliation Of GAAP Corporate General & Administrative Expenses To Corporate Expenses
Corporate General & Administrative Expenses	$6,628	$8,621
Corporate Expenses - Non-Cash Compensation	(1,291)	(3,035)

Corporate Expenses	$5,337	$5,586

Reconciliation Of GAAP Operating Income To Station Operating Income
Operating Income	$10,890	$7,275
Corporate Expenses	5,337	5,586
Corporate Expenses - Non-Cash Compensation	1,291	3,035
Station Expenses - Non-Cash Compensation	106	105
Depreciation And Amortization	2,759	2,892
Merger And Acquisition Costs	—	1,542
Net Time Brokerage Agreement Fees	—	244
Net Loss On Sale Or Disposition of Assets	16	20

Station Operating Income	$20,399	$20,699

Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA
Net Income (Loss)	$(1,049)	$1,021
Income Taxes (Benefit)	(1,333)	282
Total Other Expense	13,272	5,972
Corporate Expenses - Non-Cash Compensation	1,291	3,035
Station Expenses - Non-Cash Compensation	106	105
Depreciation And Amortization	2,759	2,892
Merger And Acquisition Costs	—	1,542
Net Time Brokerage Agreement Fees	—	244
Net Loss On Sale Or Disposition of Assets	16	20

Adjusted EBITDA	$15,062	$15,113

Reconciliation Of GAAP Net Income (Loss) To Free Cash Flow
Net Income (Loss)	$(1,049)	$1,021
Depreciation And Amortization	2,759	2,892
Deferred Financing Costs Included In Interest Expense	1,118	963
Amortization Of Original Issue Discount Included In Interest Expense	59	—
Non-Cash Compensation Expense	1,397	3,140
Net Loss On Sale Or Disposition of Assets	16	20
Merger And Acquisition Costs	—	1,542
Net Gain On Derivative Instruments	(788)	—
Other Income	(13)	—
Income Taxes (Benefit)	(1,333)	282
Capital Expenditures	(881)	(869)
Income Taxes Paid	(99)	(82)

Free Cash Flow	$1,186	$8,909

Reconciliation Of GAAP Operating Income To Free Cash Flow:
Operating Income	$10,890	$7,275
Depreciation and Amortization	2,759	2,892
Non-Cash Compensation Expense	1,397	3,140
Merger And Acquisition Costs	—	1,542
Interest Expense, Net of Interest And Dividend Income, Deferred Financing Costs & OID	(12,896)	(5,009)
Capital Expenditures	(881)	(869)
Net Loss On Sale Or Disposition of Assets	16	20
Income Taxes Paid	(99)	(82)

Free Cash Flow	$1,186	$8,909

Reconciliation Of GAAP Net Income (Loss) To Adjusted Net Income (Loss)
Net Income (Loss)	$(1,049)	$1,021
Income Taxes (Benefit)	(1,333)	282
Net Loss On Sale Or Disposition of Assets	16	20
Merger And Acquisition Costs	—	1,542
Net Gain On Derivative Instruments	(788)	—
Other Income	(13)	—
Non-Cash Compensation Expense	1,397	3,140

Adjusted Income (Loss) Before Income Taxes	(1,770)	6,005
Income Taxes (Benefit)	(743)	2,522

Adjusted Net Income (Loss)	$(1,027)	$3,483

Weighted Average Diluted Shares Outstanding
Weighted Average Diluted Shares Outstanding - Diluted, As Reported	36,483	37,865
Shares Considered Anti-Dilutive When Reporting A Net Loss	1,126	—
Shares Considered Anti-Dilutive When Reporting An Adjusted Net Loss	(1,126)	—

Weighted Average Diluted Shares Outstanding - Diluted	36,483	37,865

Adjusted Net Income (Loss) Per Share - Diluted	$(0.03)	$0.09

Exhibit 99.1 - Page 6